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                                                                    EXHIBIT 9(a)

                      AGREEMENT AND PLAN OF REORGANIZATION

         This Agreement and Plan of Reorganization (the "Agreement"), entered into this 27th day of June 1985, by and among Providentmutual Variable Life Insurance Company ("PVLICO"), a stock life insurance company organized and existing under the laws of the Commonwealth of Pennsylvania, Providentmutual Variable Life Growth Account ("Growth Account"), organized under the insurance laws of the Commonwealth of Pennsylvania, Providentmutual Variable Life Money Market Account ("Money Market Account"), organized under the insurance laws of the Commonwealth of Pennsylvania, Providentmutual Variable Life Bond Account ("Bond Account") (collectively, the "Separate Accounts"), organized under the insurance laws of the Commonwealth of Pennsylvania and the Market Street Fund, Inc. (the "Fund"), a corporation organized and existing under the laws of the State of Maryland.

         WHEREAS, the Fund is a series-type mutual fund currently consisting of a Growth Portfolio, a Money Market Portfolio, a Bond Portfolio and a Discretionary Portfolio and is expected to be registered with the Securities and Exchange Commission (the "Commission") as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

         WHEREAS, the Fund may in the future add or delete portfolios from time to time;





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         WHEREAS, the Growth Account is registered with the Commission as an open-end, diversified management investment company under the 1940 Act and invests primarily in common stocks of carefully selected companies in order to achieve intermediate and long-term capital growth, with a reasonable level of income as an important, although not the primary objective;

         WHEREAS, the Money Market Account is registered with the Commission as an open-end, diversified management investment company under the 1940 Act and invests primarily in money market instruments meeting specified quality standards in order to generate maximum current income consistent with the preservation of capital and the maintenance of liquidity;

         WHEREAS, the Bond Account is registered with the Commission as an open-end, diversified management investment company under the 1940 Act and invests in a diversified portfolio of freely marketable debt securities in order to generate a high level of current income, consistent with prudent investment risk;

         WHEREAS, the Committees of the Growth Account, Money Market Account and Bond Account have each approved the reorganization of their respective Separate Accounts into unit investment trusts, which trusts shall be registered collectively with the Commission under the 1940 Act as a single unit investment trust ("UIT");

         WHEREAS, each Separate Account that is part of the UIT will invest exclusively in shares of a corresponding portfolio of the Fund;





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         WHEREAS, the respective Committees have further determined that the registration statement of the Growth Account shall be amended to reflect the reorganization contemplated by this Agreement and the individual registration statements of the Money Market Account and Bond Account with the Commission shall be terminated;

         WHEREAS, additional Separate Accounts organized as unit investment trusts may be added to or deleted from the UIT;

         WHEREAS, the Fund may in the future, to the extent permitted by the 1940 Act, serve as an investment vehicle for variable life insurance policies, variable annuities or other insurance products issued by PVLICO, or affiliated or unaffiliated insurance companies;

         WHEREAS, the Boards of Directors of PVLICO and the Fund have each considered and approved the actions contemplated by this Agreement; and

         WHEREAS, this Agreement is conditioned upon approval of the reorganization by majority vote, as defined in the 1940 Act and rules thereunder, of the policyowners of the Growth Account, Money Market Account and Bond Account voting separately, at meetings called for that purpose, or any adjournments thereof.

         NOW THEREFORE, in consideration of the mutual promises made herein, the parties hereto agree as follows:





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                                   ARTICLE I
                                  CLOSING DATE

         SECTION 1.01. The reorganization contemplated by this Agreement shall be effective on October 31, 1985, or at such other date as may be mutually agreed upon by all parties to this Agreement (the "Closing Date"). The time on the Closing Date as of which the reorganization is consummated is referred to hereinafter as the "Effective Time."

         SECTION 1.02. The parties agree to use their best efforts to obtain all regulatory and policyowner approvals and perform all other acts necessary or desirable to complete the reorganization as of the Closing Date.

                                   ARTICLE II
                          REORGANIZATION TRANSACTIONS

         SECTION 2.01. As of the Effective Time, PVLICO, on behalf of the Growth Account, Money Market Account and Bond Account, will sell, assign and transfer all cash, securities and other investments held or in transit, receivables for sold investments, and dividends and interest receivables ("portfolio assets") of each Separate Account to the Fund, the portfolio assets of the Growth Account to be held as the property of the Fund's Growth Portfolio, the portfolio assets of the Money Market Account to be held as the property of the Fund's Money Market Portfolio, and the portfolio assets of the Bond Account to be held as the property of the Fund's Bond Portfolio.





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         SECTION 2.02. In exchange for the portfolio assets of the Growth
Account, the Fund will issue shares of its Growth Portfolio and will assume any unsatisfied liability incurred by the Growth Account before the Effective Time to pay for securities or other investments purchased and to pay accrued advisory fees. The number of shares of the Fund's Growth Portfolio to be issued in the exchange shall be determined by dividing the value of the net assets of the Growth Account to be transferred, as of the close of trading on the first business day preceding the Closing Date, by ten dollars ($10), which shall be the initial per share value of the Growth Portfolio shares.

         SECTION 2.03. In exchange for the portfolio assets of the Money Market Account, the Fund will issue shares of its Money Market Portfolio and will assume any unsatisfied liability incurred by the Money Market Account before the Effective Time to pay for securities or other investments purchased and to pay accrued advisory fees. The number of shares of the Fund's Money Market Portfolio to be issued in the exchange shall be determined by dividing the value of the net assets of the Money Market Account to be transferred, as of the close of trading on the first business day preceding the Closing Date, by one dollar ($1.00), which shall be the initial per share value of the Money Market Portfolio shares.

         SECTION 2.04. In exchange for the portfolio assets of the Bond Account, the Fund will issue shares of its Bond Portfolio and will assume any unsatisfied liability incurred by the Bond





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Account before the Effective Time to pay for securities or other investments purchased and to pay accrued advisory fees. The number of shares of the Fund's Bond Portfolio to be issued in the exchange shall be determined by dividing the value of the net assets of the Bond Account to be transferred, as of the close of trading on the first business day preceding the Closing Date, by ten dollars ($10), which shall be the initial per share value of the Bond Portfolio shares.

         SECTION 2.05. As of the Effective Time, PVLICO shall cause the shares it receives from the Fund pursuant to Section 2.02 above to be duly and validly recorded and held on its records as assets of the Growth Account, such that the policyowners' interests in the Growth Account after the Closing Date will then be equivalent to their former interests in the Growth Account. PVLICO shall take all action necessary to ensure that such interests in the Growth Account, immediately following the Effective Time, are duly and validly recorded on the policyowners' individual account records.

         SECTION 2.06. As of the Effective Time, PVLICO shall cause the shares it receives from the Fund pursuant to Section 2.03 above to be duly and validly recorded and held on its records as assets of the Money Market Account, such that the policyowners' interests in the Money Market Account after the Closing Date will then be equivalent to their former interests in the Money Market Account. PVLICO shall take all action necessary to ensure that such interests in the Money Market Account, immediately following





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the Effective Time, are duly and validly recorded on the policyowners'
individual account records.

         SECTION 2.07. As of the Effective Time, PVLICO shall cause the shares it receives from the Fund pursuant to Section 2.04 above to be duly and validly recorded and held on its records as assets of the Bond Account, such that the policyowners' interests in the Bond Account after the Closing Date will then be equivalent to their former interests in the Bond Account. PVLICO shall take all action necessary to ensure that such interests in the Bond Account, immediately following the Effective Time, are duly and validly recorded on the policyowners' individual account records.

         SECTION 2.08. The Fund shares to be issued hereunder shall be issued in open account form by book entry without the issuance of certificates. Each Fund share that is issued pursuant to Sections 2.02, 2.03 and 2.04 above will be deemed to have been issued for a consideration equal to the initial per share value of the applicable portfolio.

         SECTION 2.09. If, at any time after the Closing Date, the Growth Account, Money Market Account, Bond Account, the Fund or PVLICO shall determine that any further conveyance, assignment, documentation or action is necessary or desirable to complete the reorganization contemplated by this Agreement or confirm full title to the assets transferred, the appropriate party or parties shall execute and deliver all such instruments and take all such actions.





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         SECTION 2.10. Following the Closing Date, PVLICO shall cease to charge the Separate Accounts for investment advisory services, and, with respect to policies issued prior to the Effective Time, or those issued subsequently but on the same policy form, no investment advisory or other expenses shall be charged against the Growth Portfolio, Money Market Portfolio or Bond Portfolio of the Fund of a type or in an amount which would not have been charged against the Growth Account, Money Market Account, or Bond Account, respectively, had the reorganization not occurred unless such expenses are reimbursed with respect to such policies by PVLICO. Such reimbursement shall not apply to any federal income tax if the Fund fails to qualify as a "regulated investment company" under the applicable provisions of the Internal Revenue Code, as amended from time to time, or to any charge for PVLICO federal income taxes attributable to the policies, for which PVLICO had reserved the right to charge against the Growth Account, the Money Market Account and the Bond Account.

         SECTION 2.11. Following the Closing Date, the Money Market Account and the Bond Account shall file with the Commission applications under Section 8(f) of the 1940 Act to deregister as individual investment companies.

                                  ARTICLE III
                           WARRANTIES AND CONDITIONS

         SECTION 3.01. The Growth Account, Money Market Account, Bond Account, PVLICO and the Fund, as appropriate, make the fol-





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lowing representations and warranties, which shall survive the Closing Date:

         (a) There are no suits, actions or proceedings pending or threatened against any party to this Agreement which, to its knowledge, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or its ability to carry out its obligations hereunder;

         (b) There are no investigations or administrative proceedings by the Commission or by any insurance or securities regulatory body of any state, territory or the District of Columbia pending against any party to this Agreement which, to its knowledge, would lead to any suit, action or proceeding that would materially and adversely affect its financial condition, the conduct of its business or its ability to carry out is obligations hereunder;

         (c) Should any party to this Agreement become aware, prior to the Effective Time, of any suit, action or proceeding, of the types described in paragraphs (a) or (b) above, instituted or commenced against it, such party shall immediately notify and advise ALL other parties to this Agreement;

         (d) Immediately prior to the Effective Time, PVLICO shall have valid and unencumbered title to the portfolio assets of the Growth Account, Money Market Account and Bond Account, except with respect to those assets for which payment has not yet been made; and





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         (e)     Each party shall make available all information concerning itself which may be required in any application, registration statement or other filing with a governmental body to be made by the Fund, by PVLICO or by the Growth Account, Money Market Account, or Bond Account or any or all of them, in connection with any of the transactions contemplated by this Agreement and shall join in all such applications or filings, subject to reasonable approval by their counsel. Each party represents and warrants that all of such information so furnished shall be correct in all material respects and that it shall not omit any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         SECTION 3.02. The obligations of the parties hereunder shall be subject to satisfaction of each of the following conditions:

         (a) The representations contained herein shall be true as of and at the Effective Time with the same effect as though made at such time, and such parties shall have performed all obligations required by this Agreement to be performed by each of them prior to such time;

         (b) The Commission shall not have issued an unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the reorganization contemplated hereby;

         (c) The appropriate parties shall have received orders from the Commission providing such exemptions and approvals as





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they and their counsel reasonably deem necessary, including from Sections 17(a)
and 17(d) of the 1940 Act and Rule 17d-1 thereunder and shall have made all necessary filings, if any, with, and received all necessary approvals from, state securities or insurance authorities;

         (d) PVLICO and the Growth Account shall have filed with the Commission one or more post-effective amendments to their registration statement under the Securities Act of 1933 (the "1933 Act") as are necessary or desirable in connection with the reorganization contemplated by this Agreement; the Fund shall have filed a notification of registration under the 1940 Act, a registration statement under the 1933 Act and the 1940 Act, and such pre-effective amendments thereto as may be necessary or desirable to effect the purposes of the reorganization; and the registration statement for the Fund under the 1933 Act and the 1940 Act and an amendment to the registration statement under the 1933 Act of the Growth Account reflecting the reorganization shall have been declared effective as of the Closing Date;

         (e) At policyowners' meetings called for such purposes (or any adjournments thereof), a majority of the outstanding voting securities (as defined in the 1940 Act and the rules thereunder) of the Growth Account, Money Market Account and Bond Account, respectively (except as to clauses (e)(1) and (e)(4) where the outstanding voting securities of the Separate Accounts will be treated as one class), shall have voted in favor of approving this Agreement, the reorganization contemplated hereby,





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and shall have voted to direct PVLICO to vote the initial Fund shares held by it to:

                 (1)      elect a Board of Directors of the Fund;

                 (2) approve an investment advisory agreement between the Fund and Providentmutual Investment Management Company ("PIMC") with substantially the same terms and fees as the corresponding agreements currently in use by the Growth Account, Money Market Account and Bond Account, subject to appropriate modifications to reflect the different parties and investment objectives and policies and such other modifications as the Fund and PIMC may reasonably deem appropriate; and

                 (3) approve a sub-investment advisory agreement between PIMC and Shearson/American Express Asset Management, Inc. ("Asset Management") with substantially the same terms and fees as the corresponding agreement currently used in connection with the Growth Account, subject to appropriate modifications to reflect the different parties and different investment objectives and policies and such other modifications as the Adviser and Asset Management may reasonably deem appropriate;

                 (4) select Coopers & Lybrand as the Fund's independent public accountants for the fiscal year ending December 31, 1985;

         (f) The Board of Directors of the Fund shall have taken the following action at a meeting duly called for such purposes:

                 (1) approve this Agreement and adopt it as a valid obligation of the Fund and legally binding upon it;





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                 (2)      approve an investment advisory agreement with
substantially the same terms and fees as the corresponding agreements currently in use by the Growth Account, Money Market Account and Bond Account, subject to appropriate modifications to reflect the different parties and different investment objectives and policies and such other modifications as the Fund and PIMC may reasonably deem appropriate;

                 (3) approve a sub-investment advisory agreement between PIMC and Asset Management with substantially the same terms and fees as the corresponding agreement currently used in connection with the Growth Account, subject to appropriate modifications to reflect the different parties and different investment objectives and policies and such other modifications as the Adviser and Asset Management may reasonably deem appropriate;

                 (4) select Coopers & Lybrand as the Fund's independent public accountants for the fiscal year ending December 31, 1985;

                 (5) approve an underwriting contract between the Fund and PML Securities Company ("PML") with the terms and conditions as the Fund and PML may reasonably deem appropriate;

                 (6) approve investment objectives, policies and restrictions for the Growth Portfolio, the Money Market Portfolio and the Bond Portfolio that are substantially identical to the investment objectives, policies and restrictions of the Growth Account, Money Market Account and Bond Account, respectively, as in effect immediately prior to the reorganization (which may in-





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clude changes approved at the policyowners' meetings referred to above) and approve the investment objectives, policies and restrictions for the Discretionary Portfolio;

                 (7) authorize the issuance by the Fund of Growth, Money Market and Bond Portfolio shares at their initial per share values on the Closing Date in exchange for the portfolio assets of the Growth Account, Money Market Account and Bond Account, as contemplated by this Agreement; and

                 (8) authorize the issuance by the Fund of Discretionary Portfolio shares at their net asset value to PVLICO for purposes of seeding the portfolio;

         (g) PVLICO, the Growth Account, Money Market Account and Bond Account shall have received an opinion of counsel to the Fund in form and substance reasonably satisfactory to them to the effect that, as of the Closing
Date:

                 (1) the Fund has been duly organized, is existing in good standing and is authorized to issue shares of its Growth Portfolio, Money Market Portfolio, Bond Portfolio and Discretionary Portfolio for the purposes contemplated by this Agreement and is duly registered and in good standing as an investment company under the 1940 Act;

                 (2) the shares of the Growth Portfolio, Money Market Portfolio, Bond Portfolio and Discretionary Portfolio to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable:





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                 (3)      all corporate and other proceedings required to be
taken by or on the part of the Fund to authorize and carry out this Agreement and effect the reorganization have been duly and properly taken;

                 (4) this Agreement is a valid obligation of the Fund and legally binding upon it in accordance with its terms.

         (h) The Fund and the Growth Account, Money Market Account and Bond Account shall have received an opinion from counsel to PVLICO (who may be the same as counsel to the Fund) in form and substance reasonably satisfactory to them to the effect that, as of the Closing Date:

                 (1) PVLICO and the Growth Account, Money Market Account and Bond Account are validly organized and in good standing under the laws of the Commonwealth of Pennsylvania and are fully empowered and qualified to carry out their business in all jurisdictions where they do so, including to enter into this Agreement and effect the transactions contemplated hereby;

                 (2) all corporate and other proceedings necessary and required to be taken by or on the part of the Growth Account, Money Market Account, Bond Account and PVLICO to authorize and carry out this Agreement and to effect the reorganization have been duly and properly taken;

                 (3) this Agreement is a valid obligation of the Growth Account, Money Market Account, Bond Account and PVLICO and legally binding upon them in accordance with its terms.





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         (i)     Each party shall have furnished, as reasonably requested by any other party, other legal opinions, officers' certificates, incumbency certificates, certified copies of board and committee resolutions, good standing certificates, and other closing documentation as may be appropriate for a transaction of this type.

                                   ARTICLE IV
                                     COSTS

         SECTION 4.01. PVLICO shall bear all expenses in connection with effecting the reorganization contemplated by this Agreement including, without limitation, any expenses in connection with actions taken pursuant to Section
2.09 herein, preparation and filing of registration statements and applications and amendments on behalf of any and all parties hereto, organizational expenses of the Fund, and all legal, accounting and data processing services necessary to effect the reorganization.

                                   ARTICLE V
                                  TERMINATION

         SECTION 5.01. This Agreement may be terminated and the reorganization abandoned at any time prior to the Effective Time, notwithstanding approval by policyowners,

         (a)     By mutual consent of the parties hereto;

         (2)     By any of the parties if any condition set forth in Section
3.02 has not been fulfilled by the other parties;





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         (c)     By any of the parties if the reorganization does not occur as of December 31, 1985, and no subsequent date can be mutally agreed upon.

         SECTION 5.02. At any time prior to the Effective Time, any of the terms or conditions of this Agreement may be waived by the party or parties entitled to the benefit thereof if such waiver will not have a material adverse effect on the interests of policyowners.





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                                   ARTICLE VI
                                    GENERAL

         SECTION 6.01. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, as of the day and year first above written, each of the parties has caused this Agreement to be executed on its behalf by its President or a Vice President or Chairman and attested by its Secretary or Assistant Secretary, all thereunto duly authorized.


ATTEST:                                    PROVIDENTMUTUAL VARIABLE LIFE
                                             INSURANCE COMPANY

[sig]                                      By: [sig]
------------------------------------          --------------------------------
Title: Assistant Secretary                         Title: President


ATTEST:                                    PROVIDENTMUTUAL VARIABLE LIFE
                                             GROWTH ACCOUNT

[sig]                                          [sig]
------------------------------------          --------------------------------
Title: Secretary                                   Title: President PVLICO


ATTEST:                                    PROVIDENTMUTUAL VARIABLE LIFE
                                             MONEY MARKET ACCOUNT
[sig]
------------------------------------       By: [sig]
Title: Secretary                               --------------------------------
                                                   Title: President PVLICO


ATTEST:                                    PROVIDENTMUTUAL VARIABLE LIFE
                                             BOND ACCOUNT
[sig]
------------------------------------       By: [sig]
Title: Secretary                               --------------------------------
                                                   Title: President PVLICO


ATTEST:                                    MARKET STREET FUND, INC.

[sig]
------------------------------------       By: [sig]
Title: Secretary                               --------------------------------
                                                   Title: Vice President






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